SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	October 31, 2003

ProLogis

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-12846	74-2604728

(Commission File Number)	(I.R.S. Employer Identification No.)

14100 East 35th Place, Aurora, Colorado	80011

(Address of Principal Executive Offices)	(Zip Code)

(303) 375-9292

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Information and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-1.1 Underwriting Agreement
EX-4.1 Certificate for Series F Preferred Shares

Item 5. Other Events.

     On October 31, 2003, the Registrant entered into an underwriting agreement relating to the sale of its Series F Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share. The underwriting agreement has been filed as an exhibit to this report and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Information and Exhibits.

(c)	Exhibits.

Exhibit No.	Document Description

1.1	Underwriting Agreement dated October 31, 2003

4.1	Form of share certificate for Series F Cumulative Redeemable Preferred Shares of Beneficial Interest of ProLogis

1

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS

Dated: November 26, 2003	By:	/s/ Edward S. Nekritz

		Name:	Edward S. Nekritz
		Title:	Managing Director

2

EXHIBIT INDEX

Exhibit No.	Document Description

1.1	Underwriting Agreement dated October 31, 2003

4.1	Form of share certificate for Series F Cumulative Redeemable Preferred Shares of Beneficial Interest of ProLogis